Exhibit 10.1

Dated 30th April, 2018

------------

Underlease

relating to

Unit G1 on the ground floor Grow on Space, Incubator Building, Porton Down Science Park, Manor Park Road, Porton, Salisbury, Wiltshire

between

Wiltshire Council

and

Kalvista Pharmaceuticals Limited

Prescribed Clauses

LR1. Date of lease

30th April 2018

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

WT424382

LR2.2 Other title numbers

WT254536, WT254409, WT159634 and WT254597.

LR3. Parties to this lease

Landlord

Wiltshire Council of Bythesea Road, Trowbridge, Wiltshire, BA14 8JN

Tenant

Kalvista Pharmaceuticals Limited, Building 227 Tetricus Science Park, Porton Down, Salisbury, Wiltshire SP4 0JQ

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of "Property" in clause 1.1 of this lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of "Contractual Term".

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

2

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant's covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord's contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in clause 3 of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in clause 4 of this lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

None.

3

This lease is dated 30th April 2018.

Parties

(1)	WILTSHIRE COUNCIL of Bythesea Road, Trowbridge, Wiltshire, BA14 8JN (Landlord).
(2)

KALVISTA PHARMACEUTICALS LIMITED incorporated and registered in England and Wales with company number 07543947 whose registered office is at Building 227, Tetricus Science Park, Porton Down, Salisbury, Wiltshire SP4 0JQ (Tenant).

Background

(A)	The Landlord is entitled to possession of the Estate under the terms of the Superior Lease (a copy of which has been given to the Tenant).
(B)	The Landlord has agreed to grant an underlease of the Property to the Tenant on the terms set out in this lease.

Agreed terms

1	Interpretation

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

Act of Insolvency: an Act of Insolvency is any of the following:

(a)	any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant;
(b)	the making of an administration order in relation to the Tenant;
(c)	the appointment of an administrator in relation to the Tenant;
(d)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant;
(e)

the commencement of a voluntary winding-up in respect of the Tenant, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

(f)	a winding-up order in respect of the Tenant;
(g)	the striking-off of the Tenant from the Register of Companies;
(h)	the Tenant otherwise ceasing to exist (but excluding where the Tenant dies); or
(i)	the making of a bankruptcy order against the Tenant.

The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended).

4

Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or incorporated or domiciled in such relevant jurisdiction.

Aerials: means masts, wires, aerials, antennae, satellite dishes, radiotracking, computer systems or other devices of any description used for the purposes of communicating with or transmitting and/or receiving data or information in any form with another party or device.

Annual Rent: rent in respect of the Property at an initial rate of £75,332.86 (seventy-five thousand three hundred and thirty-two thousand and eighty-six pence) (exclusive of VAT) per annum and then as revised pursuant to this lease.

Building: the building known as the Incubator Building, Porton Down Science Park, Manor Park Road, Porton, Salisbury, Wiltshire shown edged green on Plan 1 being part of the land registered at HM Land Registry with title number WT424382.

Car Park: any car park or parking area within which one or more car parking spaces are allocated to the Tenant within the Estate.

Common Parts: within the Estate all of the following:

(a)

the main structure of the Building including the foundations and roof, all exterior or load-bearing or structural walls, pillars, beams, joists, ceilings, floors, structural floor slabs (but excluding the concrete base of the Nitrogen Storage Compound) and ramps;

(b)	the main structure and load bearing parts of the Gas Storage Area;
(c)	the doors in all exterior or load-bearing or structural walls, and their frames and fittings;
(d)	the windows in all exterior or load-bearing or structural walls, and their frames, fittings and sills;
(e)

all parts of the Building that are of common benefit to, and the areas and amenities made available from time to time by the Landlord for use in common by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them, including:

(i)	external fences and other boundary divisions, electric gates, entry phone systems or CCTV and the Conducting Media;
(ii)	any pedestrian ways, forecourts, loading bays, car parking areas, service roads and landscaped areas;
(iii)	the Car Park;
(iv)	entrance halls, hallways, corridors, passages;
(v)	lavatories and washrooms on the ground floor;
(vi)	kitchen areas (if any) on the ground floor;
(vii)	areas designated for the keeping and collecting of waste, refuse and (if any) recycling facilities; and

5

(viii)	all fire protection equipment and communal noticeboards.

Conducting Media: means without limitation the pipes, wires, cables, laser optical fibres, data or impulse transmission, communication or reception systems, sewers, drains, water courses, trunking, ducts, flues, gutters, guides, channels, conduits and other conducting media and any fixings, louvres, cowls, covers and any other ancillary apparatus used in connection with any of them.

Contamination: the contamination or pollution (as defined by Environmental Law) of any land, water, air or the environment by any substance in, on, under, or emanating from the Property, the Nitrogen Gas Compound or Gas Store or in the case of paragraph (c) or (d) of the definition of Excluded Contamination the Estate or the Establishment.

Contamination Works: the investigation, management, containment, clean-up, remediation, monitoring or any other works required by a competent authority in relation to an event of Contamination or Excluded Contamination as the case may be on the Property, the Nitrogen Gas Compound or Gas Store.

Contractual Term: a term of 10 (ten) years beginning on the date of this lease and ending on and including 29th April 2028.

Crown Body: means any Minister of the Crown, Government Department, body, person or Crown Agency carrying out functions for or on behalf of the Crown or any company wholly owned by any of them in their capacity as a Crown Body.

CDM Regulations: the Construction (Design and Management) Regulations 2015 (SI 2015/51).

Default Interest Rate: 4 % per annum above the Interest Rate.

Enactments: statute, statutory instrument, statutory guidance, treaty, regulation, directive, byelaw, code of practice, guidance note, circular, common law and any notice, order, direction or requirement given or made by a competent authority pursuant to any of them, for the time being in force.

Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 22 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118) or regulation 30 of the Building Regulations 2010 (SI 2010/2214).

Energy Performance Certificate: a certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Environmental Law: all Enactments relating to the environment and/or pollution of the environment (as those terms are defined in Section 1 of the Environmental Protection Act 1990).

Establishment:  means the whole of the land comprised within title numbers WT254536, WT254409, WT159634 and WT254597 as at the 16 August 2016 excluding the Estate.

Estate: the land and buildings within title number WT424382.

Excluded Contamination: means-

(a)	unexploded ordnance on, in or under the Property, the Nitrogen Gas Compound or Gas Store

6

(b)	Contamination on, in or under the Property, the Nitrogen Gas Compound or Gas Store at the date of this Lease
(c)

Contamination on, in, under or emanating from the Estate (other than the Property, the Nitrogen Gas Compound or Gas Store) during the Term the presence of which lawfully prevents or materially adversely restricts the occupation and use of the Property for the Permitted Use or use of the Nitrogen Gas Compound or Gas Store.

(d)

Contamination on, in, under or emanating from the Establishment during the Term the presence of which lawfully prevents or materially adversely restricts the occupation and use of the Property for the Permitted Use or use of the Nitrogen Gas Compound or Gas Store.

Gas Store: the area marked “EX01” edged red and hatched green on Plan 1 but excluding any load bearing or structural parts.

Gas Storage Facility: the building edged blue on Plan 1 of which the Gas Store forms part.

Grow on Space: the area hatched red on Plan 3 and Plan 4 on the ground floor and first floor of the Building.

Incubation Accommodation: the Building excluding the Grow on Space and Common Parts.

Indexed Service Charge Cap: a sum calculated in accordance with the formula in clause 8.13.

Inherent Defect(s): a defect in any part of the Property, the Nitrogen Gas Compound or Gas Store and/or Estate which is the result of defective design of it; defective supervision of construction of it; defective workmanship; defective materials used in the construction of it; or defective site preparation works.

Insurance Rent: the aggregate in each year of:

(a)	the Tenant's Proportion of the gross cost of the premium before any discount or commission for:
(i)

the insurance of the Building, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals’ and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses; and

(ii)	public liability insurance in relation to the Estate;
(b)	the gross cost of the premium before any discount or commission for insurance for loss of Annual Rent from the Property for one year; and
(c)	any insurance premium tax payable on the above.

Insured Risks: means the risks of loss or damage by fire, storm, tempest, earthquake, lightning, explosion, riot, civil commotion, malicious damage, terrorism, impact by vehicles and by aircraft and articles dropped from aircraft, flood, escape of water or oil from any fixed water or heating systems, subsidence, heave and landslip and such other risks against which the Landlord decides to insure against from time to time subject in each case to such exclusions, excesses and limitations as may be imposed by the insurer or which cannot be

7

insured against in the UK market at a reasonable rate and Insured Risk means any one of the Insured Risks.

Interest Rate: the base rate from time to time of Barclays Bank plc, or if that base rate stops being used or published then a comparable commercial rate reasonably determined by the Landlord.

Lifts: all lifts and lift machinery and equipment in the Building.

LTA 1954: Landlord and Tenant Act 1954.

Mandatory Services:

(i)	the repair and maintenance, or where beyond economic repair the relaying or renewal of any Roadway;
(ii)	the repair and maintenance, or where beyond economic repair the relaying or renewal of any Conducting Media (if any) serving the Property and the Establishment jointly;
(iii)	the landscaping and maintenance in accordance with the principles of good estate management of those parts of the grounds of the Establishment that adjoin the Roadway;
(iv)	the installation, maintenance, repair and renewal of road signs and lighting for the Roadway; and
(v)	the repair and maintenance of any signage at the main entrance to the Establishment and/or the Estate which refers to the Estate and or the name of the Tenant.

Mandatory Services Costs:  the Tenant’s Proportion of the sum which the Superior Landlord demands from the Landlord under the terms of the Superior Lease in respect of the expenditure paid or incurred by the Superior Landlord in providing the Mandatory Services.

Nitrogen Gas Compound: the area edged red and hatched blue on Plan 1 but excluding the concrete base.

Permitted Fields: means any of the following fields:

(a)	Chemical and biological sciences;
(b)	Biomedical sciences;
(c)	Physical and materials sciences;
(d)	Environmental sciences;
(e)	Communications and information systems technologies;
(f)	Electronics and sensors technologies;
(g)	Advanced defence, aerospace and automotive technologies; and
(h)	Other advanced engineering technologies

Permitted Use: means use as:

8

(a)	laboratories, research facilities, workshops and storage for:
(i)	scientific and engineering research; and
(ii)	the development and/or small scale production of high technology products in the Permitted Fields only but excluding in all cases the keeping and/or use of live and/or dead animals (other than tissue samples) in or on the Property in connection with such users;

(b)

offices for the provision of technological and/or business support services (including legal and accounting services) ancillary to and solely in support of the users permitted in subclause (a) above and carried on at the Property.

Personnel: means servants, agents, employees, contractors, workmen, licensees and authorised visitors.

Plan 1: the plan attached to this lease and marked "Plan 1".

Plan 2: the plan attached to this lease marked "Plan 2".

Plan 3: the plan attached to this lease marked “Plan 3”.

Plan 4: the plan attached to this lease marked “Plan 4”.

Property: Unit G1 (R048)  forming part of the Grow on Space on the ground floor of the Building (the floor plan of which is shown edged and hatched red on Plan 1) (the Red Area) bounded by and including:

(a)	the floor screed;
(b)	the interior plaster finish on the ceiling;
(c)	the interior plasterwork and finishes of all exterior or load-bearing walls and pillars;
(d)	subject to paragraph (e) of this definition, the walls, pillars, doors and windows insofar as they do not form part of the Common Parts; and
(e)	one half of the thickness of the interior, non-structural or load-bearing walls that adjoins any other part of the Building; and
(f)	all Conducting Media within the Red Area which exclusively serve the Red Area;

but excluding:

(a)	the Common Parts; and
(b)	all Conducting Media within the Red Area which do not exclusively serve the Red Area.

Public Body: means a Crown Body or a local authority as defined in Section 1(a) of the Local Government Act 2000.

Recommendation Report: a report as defined in regulation 4 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Rent Commencement Date:   30th October 2018

9

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

Review Date: 30th April 2023 and every fifth anniversary of that date.

Roadway: any road(s) within the Establishment over which the Tenant is granted a right of access along from time to time pursuant to clause 3.1.4 of this Lease.

RPI: the Retail Prices Index or any official index replacing it.

Security Measures: means (without limitation) the provision of such security measures as the Superior Landlord shall in its opinion regard as necessary or desirable for the protection and security of the Establishment and/or the Estate or anything or anyone on or in them and which benefit or are intended to benefit the Property and/or the Establishment and/or the Estate.

Security Measures Costs: the Tenant’s Proportion of the sum which the Superior Landlord demands from the Landlord under the terms of the Superior Lease in respect of the Superior Landlord's costs and expenditure paid or incurred by the Superior Landlord in providing the Security Measures.

Service Charge: the Tenant’s Proportion of the Service Costs.

Service Charge Year: the annual accounting period relating to the Services and the Service Costs beginning on 1 April in 2017 and each subsequent year during the term.

Service Charge Cap: the sum of £26,588.04 (twenty-six thousand five hundred and eighty-eight pounds and four pence) (exclusive of VAT) subject to review in accordance with the provisions of clause 8.12.

Service Charge Cap Review Date: each anniversary of this Lease.

Service Costs: the costs listed in clause 8.2.

Services: the services listed in clause 8.1.

Superior Landlord: the landlord for the time being of the Superior Lease.

Superior Landlord's Covenants: the obligations in the Superior Lease to be observed by the Superior Landlord.

Superior Lease: the lease by virtue of which the Landlord holds the Estate, which is dated 18 August 2016 and made between (1) The Secretary of State for Defence and (2) Wiltshire Council and any documents made supplemental to it.

Surveyor: means any appropriately qualified person or firm of suitable relevant experience appointed by the Landlord to perform the function of a surveyor for the purpose of this Lease (including an employee of the Landlord).

Tenant’s Proportion: a fair and reasonable proportion as defined by clause 1.25.

Third Party Rights: all rights, covenants and restrictions affecting the Building including the matters referred to at the date of this lease in the register of title number WT424382.

Uninsured Risk: any risk which is not an Insured Risk or is not otherwise insured by the Landlord

10

Utilities: means water, gas, sewerage, electricity, telephone, data and such other supplies and services as are available for transmission by, in or through Conducting Media from time to time

VAT: value added tax chargeable under the VATA 1994 and any similar replacement tax and any similar additional tax.

VATA 1994: Value Added Tax Act 1994.

Working Day: means a day when the United Kingdom clearing banks are open for business in the City of London and Working Days shall be construed accordingly.

1.2

A reference to the Superior Lease is a reference to the superior lease and any deed, licence, consent, approval or other instrument supplemental to it. A reference to this lease, except a reference to the date of this lease or to the grant of the lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3

A reference to the Superior Landlord includes a reference to the person entitled to the immediate reversion to the Superior Lease. A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor is to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4	In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.
1.5	The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.
1.6	Unless the context otherwise requires, references to the Building, the Estate the Common Parts and the Property are to the whole and any part of them or it.
1.7	The expression neighbouring property does not include the Building.
1.8	A reference to the term is to the Contractual Term.
1.9	A reference to the end of the term is to the end of the term however it ends.
1.10

References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 44.5 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 44.6. References to any consent or approval required from the Landlord shall be construed as also including a requirement to obtain the consent or approval of the Superior Landlord where such consent or approval is required under the terms of the Superior Lease except that nothing in this lease shall be construed as imposing on the Superior Landlord any obligation (or indicating that such an obligation is imposed on the Superior Landlord by the terms of the Superior Lease) not unreasonably to refuse any such consent.

1.11	A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to

11

time and shall include any subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.
1.12

Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.

1.13	Any obligation on the Tenant not to do something includes an obligation not to allow that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.
1.14

Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.15	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.16	Subject to clause 44.1, a reference to writing or written excludes fax and email.
1.17

Unless the context otherwise requires, references to clauses and Schedules are reference to the clauses and Schedules of this lease and references in to paragraphs are to paragraphs of the relevant Schedule.

1.18	Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.
1.19	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders
1.20	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.21

Where any party to this Lease for the time being comprises two or more persons obligations expressed or implied to be made by or with that party are deemed to be made by or with the persons comprising that party jointly and severally.

1.22

Provisions are to be construed independently and if any provision is void or wholly or partly unenforceable then that provision, to the extent that it is unenforceable, shall be deemed not to form part of this Lease, but the validity and enforceability of the remainder of that provision or of this Lease shall not be affected.

1.23

For so long as the Superior Landlord shall be a Crown Body any reference to the approval of the Superior Landlord not being withheld or not to be unreasonably withheld shall be deemed to include a provision to the effect that the Superior Landlord shall not be unreasonable if it withholds its consent when in all the circumstances a reasonable and prudent Crown Body or public authority would withhold its consent.

1.24

For any period where the Landlord shall be a Crown Body any reference to the approval of the Landlord not being withheld or not to be unreasonably withheld shall be deemed to include a provision to the effect that the Landlord shall not be

12

unreasonable if it withholds its consent when in all the circumstances a reasonable and prudent Crown Body or public authority would withhold its consent.
1.25

Reference to a fair and reasonable proportion in the context of the Service Costs, the Mandatory Services Costs and the Security Measures Costs and clause 7.2.13 means the fair and reasonable proportion of such costs as shall be calculated, in the absence of special circumstances, primarily on a comparison for the time being of the Gross Internal Area of the Property with the Gross Internal Area of the lettable areas of the Grow on Space and the Incubation Accommodation certified by the Landlord or its surveyor acting fairly and impartially.

1.26

Reference to Gross Internal Area means the gross internal area in square feet of the Property and/or the Building calculated in accordance with Part 3 of the RICS International Property Measurement Standard (IPMS).

2	Grant
2.1	The Landlord lets with full title guarantee the Property, the Nitrogen Gas Compound and the Gas Store to the Tenant for the Contractual Term.
2.2	The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4 and subject to the Third Party Rights.
2.3	The grant is made with the Tenant paying the following as rent to the Landlord:
2.3.1	the Annual Rent and all VAT in respect of it;
2.3.2	the Service Charge and all VAT in respect of it;
2.3.3	the Mandatory Services Costs and all VAT in respect of it;
2.3.4	the Security Measures Costs and all VAT in respect of it;
2.3.5	the Insurance Rent;
2.3.6	all interest payable under this lease ; and
2.3.7	all other sums due under this lease.
3	Ancillary rights
3.1	The Landlord grants the Tenant the following rights (the Rights):
3.1.1

Pending adoption at public expense, the right at all times and for all purposes connected with the use of the Property for the Permitted Use (but not otherwise), the Nitrogen Gas Compound and the Gas Store to pass and repass

(a)	with or without vehicles over the carriageway of the roads within the Estate between the Building and any allocated car parking spaces and the Roadways;
(b)	with or without bicycles over any cycleways within the Estate between the Property and any allocated cycle store and the Roadways.

along such routes as may be designated by the Landlord from time to time.

13

3.1.2

The right at all times and for all purposes connected with the use of the Property for the Permitted Use (but not otherwise) to pass and repass on foot only over such of the footways and pedestrian access areas of the Estate, that give access to the Building, any designated cycle store, the Nitrogen Gas Compound, the Gas Store, the storage facility referred to in clause 3.1.18, and any designated refuse collection area, along such routes as may be designated by the Landlord from time to time.

3.1.3

The right for the Tenant, its employees and visitors to use 25 car parking spaces in the Car Park allocated from time to time by the Landlord (it being acknowledged by the Tenant that the Landlord may allocate alternative car parking space(s) in the Car Park where it is reasonable to do so in accordance with good estate management) Provided that the Landlord may upon giving the Tenant no less than 5 Working Days' notice, suspend the right to use such allocated parking space(s) for so long as is reasonably necessary for the purposes of installing, constructing, connecting into, repairing, maintaining, re-routing or replacing any Conducting Media under or on such allocated car parking space(s) Provided Further that the Landlord shall provide the Tenant with the use of an alternative car parking space(s) within the Estate for the duration of such works.

3.1.4

Pending adoption at public expense and subject to clause 3.1.5, the right of way at all times with or without vehicles over and along such roadways within the Establishment as the Superior Landlord or the Landlord may designate from time to time, for all proper purposes in connection with the use of the Property for the Permitted Use (but not otherwise).

3.1.5	The persons exercising the right of way granted by clause 3.1.4 shall:
(a)	not cause any obstruction on or to the Roadway;
(b)

submit to security checks at any point along the Roadway and otherwise comply with the proper security requirements of the Superior Landlord from time to time regarding access over and along the Roadway.

3.1.6

The right to the free passage and running (subject to temporary interruption for repair, alteration or replacement) of water, soil, gas, electricity, telephone and communications and other services to and from the Property in and through the Conducting Media that now or may in the future serve the Property laid in, through, upon, over or under the Estate.

3.1.7

The right to the free passage and running of Utilities to and from the Property through the Conducting Media on over or under the Establishment that now or which may during the Term serve the Estate only.

3.1.8

The right to use any areas designated from time to time by the Landlord for quiet recreational purposes in accordance with any regulations made by the Landlord from time to time provided that the Landlord may, at its discretion, build on any such areas in the event of which any rights as set out in this clause 3.1.8 shall cease to apply.

3.1.9	the right to use any cycle store allocated by the Landlord from time to time within the Estate for keeping bicycles belonging to the Tenant, its employees and visitors.
3.1.10	the right to use any refuse collection area including (if any) any recycling facilities allocated by the Landlord from time to time for the disposal of waste/refuse and

14

subject to compliance with regulations made by the Landlord from time to time in connection with the disposal of such waste/refuse.
3.1.11

the right to use the hallways and corridors of the Common Parts for the purposes of access to and egress from the Property and the lavatories and washrooms referred to in clause 3.1.12 Provided that the Landlord may vary such route from time to time within the Building.

3.1.12	the right to use the lavatories and washrooms on the ground floor of the Building.
3.1.13

the right to use and to connect into any Conducting Media at the Estate that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease or are installed or constructed during the Contractual Term.

3.1.14

the right to display the name and logo of the Tenant on a sign or noticeboard provided by the Landlord in the entrance hall of the Building and on the Common Parts at the entrance to the Property, in each case in a form and manner approved by the Landlord (acting reasonably).

3.1.15	the right to support and protection from the Common Parts to the extent that the Common Parts provide support and protection to the Property at the date of this lease.
3.1.16	the right to enter the Common Parts or any other part of the Building so far as is reasonably necessary to carry out any works to the Property required or permitted by this lease.
3.1.17

the right to install and use for the purposes of the Permitted Use plant or ducting on the external areas of the roof of the Building with the consent of the Landlord (not to be unreasonably withheld or delayed).

3.1.18

the right to use the any gas or bottle storage as may be designated by the Landlord from time to time (acting reasonably) and in accordance with any written regulations made by the Landlord and notified to the Tenant;

3.1.19	the right to erect and thereafter maintain a nitrogen tank within the Nitrogen Gas Compound;
3.2	The Rights (other than the rights in clause 3.1.18 and 3.1.19) are granted in common with the Landlord, the Superior Landlord and any other person authorised by the Landlord or the Superior Landlord.
3.3	The Rights are granted subject to the Third Party Rights insofar as the Third Party Rights affect the Common Parts and the Tenant shall not do anything that may interfere with any Third Party Right.
3.4

The Tenant shall exercise the Rights (other than the Right mentioned in clause 3.1.15) only in connection with its use of the Property for the Permitted Use  and in accordance with any regulations made by the Landlord as mentioned in clause 29.1.

3.5	The Tenant shall comply with all laws relating to its use of the Common Parts and the Establishment pursuant to the Rights.

15

3.6

In relation to the Rights mentioned in clause 3.1.6, clause 3.1.7 and clause 3.1.13, the Landlord or the Superior Landlord may, at their discretion, re-route or replace any such Conducting Media and that Right shall then apply in relation to the Conducting Media as re-routed or replaced.

3.7	In exercising the Right mentioned in clause 3.1.16, the Tenant shall:
3.7.1	except in case of emergency, give reasonable notice to the Landlord and any occupiers of the relevant part of the Building(s) of its intention to exercise that Right;
3.7.2

where reasonably required by the Landlord or the occupier of the relevant part of the Building, exercise that Right only if accompanied by a representative of the Landlord and/or the tenant and/or the occupier of the relevant part of the Building;

3.7.3	cause as little damage as possible to the Common Parts and to any property belonging to or used by the Landlord or the tenants or occupiers of any other part of the Building;
3.7.4	cause as little inconvenience as possible to the Landlord and the tenants and occupiers of any other part of the Building as is reasonably practicable; and
3.7.5

promptly make good (to the reasonable satisfaction of the Landlord) any damage caused to the Common Parts (or to any property belonging to or used by the Landlord) by reason of the Tenant exercising that Right.

3.8

Except as mentioned in this clause 3, neither the grant of this lease nor anything in it confers any right over the Common Parts or any other part of the Estate or over the Establishment nor is to be taken to show that the Tenant may have any right over the Common Parts or any other part of the Estate or over the Establishment and section 62 of the Law of Property Act 1925 does not apply to this lease.

4	Rights excepted and reserved
4.1

The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Estate and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term and also to the Superior Landlord for the benefit of the Establishment and to the extent possible for the benefit of any neighbouring or adjoining property in which the Superior Landlord acquires an interest during the term:

4.1.1	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term.
4.1.2	the right to the free and uninterrupted passage and running of Utilities through the Conducting Media which are now or that may during the Term be in, on or under the Property.
4.1.3	the right to:
(a)	use and connect into Conducting Media at (but not forming part of) the Property which are in existence at the date of this lease or which are installed or constructed during the Contractual Term;

16

(b)	install and construct Conducting Media at the Property to serve any part of the Estate and or Establishment (whether or not such Conducting Media also serve the Property); and
(c)	re-route any Conducting Media mentioned in this clause 4.1.3.
4.1.4	at any time during the term, the full and free right for:
(a)	the Landlord to develop the Estate, and any neighbouring or adjoining property in which the Landlord acquires an interest during the term, as the Landlord may think fit; and
(b)

the Superior Landlord to develop the Establishment, and any neighbouring or adjoining property in which the Superior Landlord acquires an interest during the term, as the Superior Landlord may think fit.

4.1.5

the right to erect scaffolding at the Property or the Building and attach it to any part of the Property or the Building in connection with any of the Reservations provided that the Landlord shall (except in case of emergency) take reasonable steps to ensure that any such scaffolding does not materially interfere with the Tenant’s use and enjoyment of the Property for the Permitted Use.

4.1.6	the right to attach any structure, fixture or fitting to the boundary of the Property in connection with any of the Reservations.
4.1.7

the right to re-route any means of access to or egress from the Property, the Building or the Estate and to change the areas over which the Rights mentioned in clause 3.1.1 to clause 3.1.12 are exercised provided that the Landlord shall (except in case of emergency) take reasonable steps to ensure that access to and egress from the Property is maintained at all times; and

4.1.8	the right to re-route and replace any Conducting Media over which the Rights mentioned in clause in clause 3.1.6, clause 3.1.7 and clause 3.1.13 are exercised.

notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts

4.2

The Landlord reserves for itself for the benefit of the Estate and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term and for the Superior Landlord for the benefit of the Establishment and to the extent possible for the benefit of any neighbouring or adjoining property in which the Superior Landlord acquires an interest during the term the right to enter the Property:

4.2.1	to inspect, cleanse, repair, maintain, install, construct, connect into, re-route or replace any Conducting Media or structure relating to any of the Reservations;
4.2.2	to carry out any works to any other part of the Building or the Estate; and
4.2.3	for any other purpose mentioned in or connected with:
(a)	this lease;
(b)	the Superior Lease;

17

(c)	the Reservations; and
(d)	the interests of the Landlord and the Superior Landlord in the Property and the Building, the Estate and/or the Establishment.
4.3

The Reservations may be exercised by the Landlord and the Superior Landlord and by anyone else who is or becomes entitled to exercise them and by anyone authorised by the Landlord or the Superior Landlord.

4.4

The Tenant shall allow all those entitled to exercise any right to enter the Property to do so with their workers, contractors, agents and professional advisors and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant save that for so long as the Superior Landlord or the Landlord is a Crown Body then no notice is required for entry by the Superior Landlord or the Landlord (as applicable) in the interests of national security.

4.5

No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

4.5.1	physical damage to the Property; or
4.5.2	any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.
4.6

Any party exercising any of the Reservations contained in clauses 4.1.3, 4.1.7 and 4.1.8 shall only do so where necessary and shall cause as little inconvenience to the Tenant is possible and shall make good any damage caused to the Property to the reasonable satisfaction of the Tenant.

5	Third Party Rights
5.1

The Tenant shall comply with all obligations on the Landlord and the Superior Landlord relating to the Third Party Rights (insofar as those obligations relate to the Property) and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2	The Tenant shall allow the Landlord, the Superior Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.
6	The Annual Rent
6.1

The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker’s standing order or by any other method that the Landlord requires at any time by giving notice to the Tenant.

6.2

The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the Rent Commencement Date and ending on the day before the next Rent Payment Date.

18

7	Review of the Annual Rent
7.1

In this clause the President is the President for the time being of the Royal Institution of Chartered Surveyors or a person acting on his behalf and the Surveyor is the independent valuer appointed pursuant to clause 7.7.

7.2	The amount of Annual Rent shall be reviewed on each Review Date to equal:
7.2.1

the Annual Rent payable immediately before the relevant Review Date (or which would then be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) or, if greater;

7.2.2	the open market rent agreed or determined pursuant to this clause.
7.3	The open market rent may be agreed between the Landlord and the Tenant at any time before it is determined by the Surveyor.
7.4

If the open market rent is determined by the Surveyor, it shall be the amount that the Surveyor determines is the best annual rent (exclusive of any VAT) at which the Property could reasonably be expected to be let:

7.4.1	in the open market;
7.4.2	at the relevant Review Date;
7.4.3	on the assumptions listed in clause 7.5; and
7.4.4	disregarding the matters listed in clause 7.6.
7.5	The assumptions are:
7.5.1	the Property is available to let in the open market:
(a)	by a willing lessor to a willing lessee;
(b)	as a whole;
(c)	with vacant possession;
(d)	without a fine or a premium;
(e)	for a term equal to the Contractual Term; and
(f)

otherwise on the terms of this lease other than as to the amount of the Annual Rent but including the provisions for review of the Annual Rent, and other than the provision in this lease for a rent-free period;

7.5.2

the willing lessee has had the benefit of any rent-free or other concession or contribution which would be offered in the open market at the relevant Review Date in relation to fitting out works at the Property;

7.5.3

the Property may lawfully be used, and is in a physical state to enable it to be lawfully used, by the willing lessee (or any potential undertenant or assignee of the willing lessee) for any purpose permitted by this lease;

7.5.4	the Landlord and the Tenant have fully complied with their obligations in this lease;

19

7.5.5	if the Property or any other part of the Building or any Conducting Media serving the Property, has been destroyed or damaged, it has been fully restored;
7.5.6	no work has been carried out on the Property or any other part of the Building that has diminished the rental value of the Property;
7.5.7

any fixtures, fittings, machinery or equipment supplied to the Property by the Landlord that have been removed by or at the request of the Tenant, or any undertenant or its respective predecessors in title (otherwise than to comply with any law) remain at the Property; and

7.5.8

the willing lessee and its potential assignees and undertenants shall not be disadvantaged by any actual or potential exercise of an option to tax under Part 1 of Schedule 10 to the VATA 1994 in relation to the Property.

7.6	The matters to be disregarded are:
7.6.1	any effect on rent of the fact that the Tenant or any authorised undertenant has been in occupation of the Property;
7.6.2	any goodwill attached to the Property by reason of any business carried out there by the Tenant or by any authorised undertenant or by any of its predecessors in business;
7.6.3

any effect on rent attributable to any physical improvement to the Property and Conducting Media within or exclusively serving the Property carried out after the date of this lease, by or at the expense of the Tenant or any authorised undertenant with all necessary consents, approvals and authorisations and not pursuant to an obligation to the Landlord (other than an obligation to comply with any law);

7.6.4

any effect on rent of any obligation on the Tenant to fit out the Property or to reinstate the Property to the condition or design it was in before any alterations or improvements were carried out; and

7.6.5	any statutory restriction on rents or the right to recover them.

and provided that and for the avoidance of any doubt the Parties agree that no account shall be taken of the Nitrogen Gas Compound and Gas Store when calculating the Annual Rent.

7.7

The Surveyor shall be an independent valuer who is a Member or Fellow of the Royal Institution of Chartered Surveyors. The Landlord and the Tenant may, by agreement, appoint the Surveyor at any time before either of them applies to the President for the Surveyor to be appointed. Any application to the President may not be made earlier than three months before the relevant Review Date.

7.8

The Surveyor shall act as an expert and not as an arbitrator. The Surveyor shall determine the open market rent. The Surveyor's decision shall be given in writing. The Surveyor's written decision on the matters referred to him shall be final and binding in the absence of manifest error or fraud.

7.9

The Surveyor shall give the Landlord and the Tenant an opportunity to make written representations to the Surveyor and to make written counter-representations commenting on the representations of the other party to the Surveyor. The parties will provide (or procure that others provide) the Surveyor with such assistance and

20

documents as the Surveyor reasonably requires for the purpose of reaching a decision.
7.10

If the Surveyor dies, or becomes unwilling or incapable of acting, or unreasonably delays in making any determination, then either the Landlord or the Tenant may apply to the President to discharge the Surveyor and clause 7.7  shall then apply in relation to the appointment of a replacement.

7.11

The fees and expenses of the Surveyor and the cost of the Surveyor's appointment and any counsel's fees, or other fees, incurred by the Surveyor shall be payable by the Landlord and the Tenant in the proportions that the Surveyor directs (or if the Surveyor makes no direction, then equally). If the Tenant does not pay its part of the Surveyor's fees and expenses within ten Working Days after demand by the Surveyor, the Landlord may pay that part and the amount it pays shall be a debt of the Tenant due and payable on demand to the Landlord. The Landlord and the Tenant shall otherwise each bear their own costs in connection with the rent review.

7.12

If the revised Annual Rent has not been agreed by the Landlord and the Tenant or determined by the Surveyor on or before the relevant Review Date, the Annual Rent payable beginning on that Review Date shall continue at the rate payable immediately before that Review Date. No later than five Working Days after the revised Annual Rent is agreed or the Surveyor’s determination is notified to the Landlord and the Tenant, the Tenant shall pay:

7.12.1

the shortfall (if any) between the amount that it has paid for the period beginning on the Review Date and ending on the Rent Payment Date following the date of agreement or notification of the revised Annual Rent and the amount that would have been payable had the revised Annual Rent been agreed or determined on or before that Review Date; and

7.12.2

interest at the Interest Rate on that shortfall calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the revised Annual Rent had been agreed or determined on or before that Review Date and the date payment is received by the Landlord.

7.13	Time shall not be of the essence for the purposes of this clause.
7.14	If at any time there is a guarantor, the guarantor shall not have any right to participate in the review of the Annual Rent.
7.15

As soon as practicable after the amount of the revised Annual Rent has been agreed or determined, a memorandum recording the amount shall be signed by or on behalf of the Landlord and the Tenant and endorsed on or attached to this lease and its counterpart. The Landlord and the Tenant shall each bear their own costs in connection with the memorandum.

8	Services and Service Charge
8.1	The Services are:
8.1.1	cleaning, maintaining, renewing and repairing the Common Parts, including all Conducting Media forming part of the Common Parts;
8.1.2	cleaning the outside of the windows of the Building;

21

8.1.3	maintaining and repairing the concrete base beneath the Nitrogen Gas Compound;
8.1.4	lighting the Common Parts and cleaning, maintaining, repairing and replacing lighting machinery and equipment on the Common Parts;
8.1.5	cleaning, maintaining, repairing and replacing and waste collection facilities on the Common Parts;
8.1.6	cleaning, maintaining, repairing and replacing signage for the Common Parts;
8.1.7	cleaning, maintaining, repairing, operating and replacing security machinery and equipment (including any closed circuit television) on the Common Parts;
8.1.8	cleaning, maintaining, repairing, operating and replacing fire prevention, detection and fighting machinery and equipment and fire alarms on the Common Parts;
8.1.9	cleaning, maintaining, repairing and replacing a signboard showing the names and logos of the tenants and other occupiers in the entrance hall of the Building;
8.1.10	maintaining the landscaped and grassed areas of the Common Parts;
8.1.11	maintaining and repairing the roads and cycleways within the Estate as described in clauses 3.1.1(a) and (b)
8.1.12	decorating the internal areas of the Common Parts;
8.1.13	the supply of consumables pursuant to clause 8.3.5;
8.1.14	cleaning, maintaining, repairing and replacing the floor coverings on the internal areas of the Common Parts;
8.1.15	cleaning, maintaining, repairing and replacing the furniture and fittings on the Common Parts;
8.1.16

cleaning, maintaining, repairing and replacing the furniture, fittings and equipment in the lavatories and washrooms on the Common Parts and providing hot and cold water, soap, paper, towels and other supplies for them;

8.1.17	heating the internal areas of the Common Parts and cleaning, maintaining, repairing and replacing heating machinery and equipment serving the Common Parts;
8.1.18	providing air conditioning for the internal areas of the Common Parts and cleaning, maintaining, repairing and replacing air conditioning equipment serving the Common Parts; and
8.1.19	providing security reception cleaning maintenance and management staff for the Building; and
8.1.20	such security measures as the Landlord shall in its reasonable opinion regard as necessary or desirable for the protection and security of the Estate and/or the Building and/or the Property; and
8.1.21

any other service or amenity that the Landlord may in its absolute discretion (but at all times acting in accordance with the principles of good estate management) provide for the benefit of the tenants and occupiers of the Estate.

8.2	The Service Costs are the total of:

22

8.2.1	the whole of the reasonable and properly incurred costs of:
(a)	providing the Services;
(b)	the supply and removal of electricity, gas, water, sewage and other utilities to and from the Common Parts;
(c)	complying with the recommendations and requirements of the insurers of the Building;
(d)

complying with all laws relating to the Common Parts, their use and any works carried out at them, and relating to the use of all Conducting Media, machinery and equipment at or serving the Common Parts and to any materials kept at or disposed of from the Common Parts;

(e)	complying with the Third Party Rights insofar as they relate to the Common Parts; and
(f)

taking any steps (including proceedings) that the Landlord considers necessary to prevent or remove any encroachment over the Common Parts or to prevent the acquisition of any right over the Common Parts (or the Building as a whole) or to remove any obstruction to the flow of light or air to the Common Parts (or the Building as a whole);

8.2.2	the reasonable and proper costs, fees and disbursements (on a full indemnity basis) of:
(a)	managing agents employed by the Landlord for the carrying out and provision of the Services or, where managing agents are not employed, a management fee for the same; and
(b)	accountants employed by the Landlord to prepare and audit the service charge accounts;
8.2.3

the reasonable and proper costs of the salaries and employer costs (including pension, welfare and insurance contributions) and uniforms of security reception cleaning maintenance and management staff for the Building and of all equipment and supplies needed for the proper performance of their duties;

8.2.4

all rates, taxes, impositions and outgoings payable in respect of the Common Parts, their use and any works carried out on them (other than any taxes payable by the Landlord in connection with any dealing with or disposition of its reversionary interest in the Building); and

8.2.5	any VAT payable by the Landlord in respect of any of the items mentioned above except to the extent that the Landlord obtains credit for such VAT under the Value Added Tax Act 1994.
8.2.6

the proper fees (including VAT and disbursements) of any professional advisor which the Landlord may from time to time employ or instruct in connection of the maintenance or management of the Estate or Services including the costs properly incurred in the determination of the above fees;

23

8.2.7

the properly incurred cost of and incidental to complying with or objecting to the requirements of any Act of Parliament or any government department, local authority or other public or competent authority or court of competent jurisdiction.

8.2.8	the properly incurred cost of preparing and of auditing accounts and certificates relating to the calculation of the Service Charge.
8.2.9

the properly incurred costs of maintaining a bank account and any interest or other charges properly incurred by the Landlord in providing funds to defray expenditure in advance of recovery of the Service Charge from the Tenant and the service charges payable by the tenants of the remainder of the Estate.

8.2.10	the preparation at reasonable intervals of valuations of the Building for insurance purposes.
8.2.11

the reasonable and properly incurred cost of appointing independent contractors and professionals and taking out contracts for the provision of the Services and maintenance contracts for the inspection, repair, maintenance and servicing of any apparatus, plant or equipment.

8.2.12	the reasonable and properly incurred cost of undertaking health and safety, fire risk, and energy inspections, audits and assessments in respect of the Estate and the Building.
8.2.13

the amount (if any) in each Service Charge Year as the Landlord may (acting reasonably in accordance with the principles of good estate management) estimate as a fair annual contribution to the provision of anticipated expenditure on the major repair, renewal and/or replacement of structural parts of the Building and/or plant and machinery. Notwithstanding that such expenditure may be incurred after the end of the Term the Landlord shall not be required to reimburse or repay any part of the Service Charge paid by the Tenant under this clause 8.2.13 if such expenditure has not been incurred within the relevant Service Charge Year or by the end of the Term (however it ends).

8.2.14	There is to be excluded from the Service Costs and items comprising the Service Charge:
(a)

any costs in respect of works for which the Landlord holds a current warranty or guarantee against a third party to the extent that the same are recoverable and it is financially viable to do so having regard to the amount of the proposed claim and any works carried out during the defects maintenance period applicable to such works;

(b)

any part of the cost of the initial construction, equipping and fitting out of any part of the Estate and/or the Property and the initial provision of any of the Services or items required for such provisions;

(c)	any costs arising in relation to the remedying of any Inherent Defects;
(d)	any costs or other liability incurred in connection with any Contamination Works carried out in respect of any Excluded Contamination; and
(e)	any costs incurred in cleaning, maintaining, repairing and replacing the Lifts.

24

8.3	Subject to the Tenant paying the Service Charge, the Landlord shall use its reasonable endeavours:
8.3.1	to repair and maintain the Common Parts;
8.3.2	to provide heating and air conditioning to the internal areas of the Common Parts and the Property during such periods of the year as the Landlord considers appropriate;
8.3.3	to keep the internal areas of the Common Parts clean, and to clean the outside of the windows of the Building as often as the Landlord considers appropriate;
8.3.4	to keep the internal areas of the Common Parts lit; and
8.3.5	to supply hot and cold water, soap, paper, towels and other supplies for the lavatories and washrooms on the Common Parts;
8.3.6	to provide such other Services as may from time to time be agreed between the parties (acting reasonably).
8.4	The Landlord shall not be obliged to carry out any works where the need for those works has arisen by reason of any damage or destruction by a risk against which the Landlord is not obliged to insure.
8.5	The Landlord shall not be liable for:
8.5.1	any failure, interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable control of the Landlord; or
8.5.2	any injury, loss or damage suffered by the Tenant as a result of any absence or insufficiency of any of the Services; or
8.5.3	injury, loss or damage suffered by the Tenant as a result of any breakdown or defect in any Conducting Media or other apparatus, except where due to the negligence of the Landlord.
8.6

Before or as soon as possible after the start of each Service Charge Year, the Landlord shall prepare and send the Tenant an estimate of the Service Costs for that Service Charge Year and a statement of the estimated Service Charge for that Service Charge Year provided that if the estimated Service Charge exceeds the Service Charge Cap for that Service Charge Year, the statement shall also specify the amount actually payable by the Tenant, in accordance with clause 8.7.

8.7

The Tenant shall (subject to clause 8.9) pay the estimated Service Charge for each Service Charge Year in four equal instalments on each of the Rent Payment Dates provided that the Tenant shall not be obliged to pay more than the Service Charge Cap for that Service Charge Year.

8.8

In relation to the Service Charge Year current at the date of this lease, the Tenant’s obligations to pay the estimated Service Charge and the actual Service Charge shall be limited to an apportioned part of those amounts, such apportioned part to be calculated on a daily basis for the period beginning on the date of this lease and ending on the last day of the Service Charge Year. The estimated Service Charge for which the Tenant is liable shall be paid in equal instalments on the date of this lease

25

and the remaining Rent Payment Days during the period beginning on the date of this lease and ending on the last day of the Service Charge Year.
8.9	As soon as reasonably practicable after the end of each Service Charge Year, the Landlord shall prepare and send to the Tenant a certificate showing:
(a)	the Service Charge Cap for that Service Charge Year;
(b)

the Service Costs and the Service Charge for that Service Charge Year provided that if the Service Charge exceeds the Service Charge Cap for that Service Charge Year the certificate shall also specify the amount actually payable by the Tenant in accordance with clause 8.11.

8.10

If any cost is omitted from the calculation of the Service Charge in any Service Charge Year, the Landlord shall be entitled to include it in the estimate and certificate of the Service Charge in any following Service Charge Year. Otherwise, and except in the case of manifest error, the Service Charge certificate shall be conclusive as to all matters of fact to which it refers.

8.11

If, in respect of any Service Charge Year, the Landlord’s estimate of the Service Charge is less than the Service Charge, the Tenant shall pay the difference on demand provided that if the Service Charge exceeds the Service Charge Cap for that Service Charge Year the Tenant shall only be obliged to pay the difference between the estimate of the Service Charge and the Service Charge Cap. If, in respect of any Service Charge Year, the Landlord’s estimate of the Service Charge is more than the Service Charge, the Landlord shall credit the difference against the Tenant’s next instalment of the estimated Service Charge (and, where the difference exceeds the next instalment, then the balance of the difference shall be credited against each succeeding instalment until it is fully credited).

8.12

The Service Charge Cap shall be reviewed on each Service Charge Cap Review Date to the Indexed Service Charge Cap. If there is any change to the methods used to compile the RPI, including any change to the items from which the All Items index of the RPI is compiled, or if the reference base used to compile the RPI changes the calculation of the Indexed Service Change Cap shall be made taking into account the effect of this change.

8.13

The Indexed Service Charge Cap shall be determined at the Service Charge Cap Review Date by multiplying the Service Charge Cap by the All Items index value of the RPI for the month before the month in which the Service Charge Cap Review Date falls then dividing the product by the All Items index value of the RPI for the Base RPI Month.

8.14

Without prejudice to the foregoing there shall be no Service Charge Cap after the third anniversary of this Lease and for the avoidance of doubt clauses 8.6, 8.7, 8.9 and 8.11 shall from that date be read and construed as if they contained no reference to a Service Charge Cap. Clauses 8.12 and 8.13 shall cease to apply.

8.15

The restriction of the amount of Service Charge and the estimated Service Charge payable by the Tenant shall have no effect in respect of, and is without prejudice to, any other sums payable by the Tenant under this lease.

8.16	The Landlord may in its reasonable discretion from time to time withhold, add to, extend or vary the Services or any of them if the Landlord reasonably deems it

26

necessary or desirable to do so for the more efficient management of the Building or the Estate (as appropriate).
8.17	If at any time during the Term (and on more than one occasion):-
8.17.1	the total property enjoying or capable of enjoying the benefit of any of the Services is varied on a permanent basis; or
8.17.2	if it is otherwise equitable to do so
the Tenant's Proportion may at the instigation of the Landlord be varied with effect from the end of the then current Service Charge Period.
9	Mandatory Services and Security Measures
9.1

Subject to the Tenant paying the Mandatory Services Costs and the Security Measures Costs the Landlord shall use all reasonable endeavours to enforce the covenants on the part of the Superior Landlord under the Superior Lease to provide the Mandatory Services and Security Measures.

9.2	The Tenant shall pay to the Landlord within ten (10) Working Days of demand the following:
9.2.1	the Mandatory Services Costs; and
9.2.2	the Security Measures Costs
10	Insurance
10.1

Subject to clause 10.2, the Landlord shall keep the Building insured against loss or damage by the Insured Risks for the sum which the Landlord (acting reasonably) considers to be its full reinstatement cost (taking inflation of building costs into account) and loss of rent for one year. The Landlord shall not be obliged to insure any part of the Property installed by the Tenant.

10.2	The Landlord’s obligation to insure is subject to:
10.2.1	any exclusions, limitations, excesses and conditions that may be imposed by the insurers; and
10.2.2	insurance being available in the London insurance market on reasonable terms acceptable to the Landlord.
10.3	The Tenant shall pay to the Landlord within ten (10) Working Days of written demand:
10.3.1	the Insurance Rent;
10.3.2	any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and
10.3.3	The Tenant’s Proportion of any costs that the Landlord incurs in obtaining a valuation of the Building for insurance purposes.
10.4	The Tenant shall:

27

10.4.1

as soon as reasonably practicable inform the Landlord if any matter occurs in relation to the Tenant or the Property, the Nitrogen Gas Compound or Gas Store that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Building and shall give the Landlord notice of that matter;

10.4.2

not do or omit anything as a result of which any policy of insurance of the Building or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable;

10.4.3	comply at all times with the requirements and recommendations of the insurers and the appropriate fire authority relating to the Property and the use by the Tenant of the Common Parts
10.4.4	comply at all times with the reasonable requirements of the Superior Landlord in relation to fire precautions affecting the Estate and the Establishment;
10.4.5	give the Landlord notice as soon as reasonably practicable of the occurrence of any damage or loss relating to the Property arising from an Insured Risk;
10.4.6

not effect any insurance of the Property, the Nitrogen Gas Compound or Gas Store but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property, the Nitrogen Gas Compound or Gas Store pay those proceeds or cause them to be paid to the Landlord; and

10.4.7

pay the Landlord an amount equal to any insurance money that the insurers of the Building refuse to pay (in relation to the Building) by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property, the Nitrogen Gas Compound or Gas Store or the Common Parts with the actual or implied authority of any of them.

10.5

The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) in connection with any damage to the Building to repair the damage for which the money has been received or (as the case may be) in rebuilding the Building and shall make up any shortfall out of its own funds. The Landlord shall not be obliged to:

10.5.1

provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property and its access, services and amenities is provided; or

10.5.2	repair or rebuild if the Tenant has failed to pay any of the Insurance Rent; or
10.5.3	repair or rebuild the Building after a notice has been served pursuant to clause 10.7 or clause 10.8.
10.6

If the Property and/or the means of access to it are damaged or destroyed by an Insured Risk so as to be unfit for occupation and use or if the Common Parts, Nitrogen Gas Compound or Gas Store are damaged or destroyed by an Insured Risk so as to make the Property inaccessible or unusable then, unless the policy of insurance in relation to the Property, the Nitrogen Gas Compound or Gas Store or the Common Parts has been vitiated in whole or in part in consequence of any act or

28

omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property, the Nitrogen Gas Compound or Gas Store or the rest of the Estate with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated and made fit for occupation and use or the Common Parts have been reinstated so as to make the Property accessible or useable (as the case may be), or until the end of one year from the date of damage or destruction, if sooner.

10.7

If, following damage to or destruction of the Building, the Landlord considers that it is impossible or impractical to reinstate the Building, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance shall belong to the Landlord.

10.8

Provided that the Tenant has complied with its obligations in this clause, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction of the Property or the Common Parts by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use or the Common Parts have not been reinstated so as to make the Property accessible or useable within one year after the date of damage or destruction. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance shall belong to the Landlord.

10.9

If the Property shall be destroyed or damaged by Uninsured Risk so as to render the Property unfit for occupation and/or use and/or inaccessible the Landlord shall within 6 months of such event give written notice to the Tenant indicating whether or not the Landlord intends to reinstate the Property

10.10

If the Landlord intends to reinstate the Property or the relevant part thereof then subject to the Landlord obtaining any necessary consent (which the Landlord shall use all reasonable endeavours to obtain) the Landlord shall reinstate the Property so damaged or destroyed by the Uninsured Risk as quickly as may be reasonably practicable at its own expense

10.11

If the Landlord serves written notice upon the Tenant indicating that the Landlord does not intend to reinstate as aforesaid this lease shall forthwith determine without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

10.12

If the Landlord shall fail to give notice to the Tenant the Tenant may at any time after the expiry of the period of 6 months following the damage or destruction by the Uninsured Risk (but before the Landlord gives notice indicating that it intends to reinstate) forthwith determine this lease by written notice given to the Landlord but without prejudice to any claim by either party against the other in respect of an antecedent breach of covenant

11	Rates and taxes
11.1	The Tenant shall pay all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there, except:

29

11.1.1	any taxes payable by Landlord in connection with any dealing with or disposition of:
(a)	the reversion to this lease; or
(b)	the Landlord's interest in the Superior Lease;
11.1.2	any taxes payable by the Superior Landlord in connection with any dealing with or disposition of the reversion to the Superior Lease; or
11.1.3	any taxes, other than VAT and insurance premium tax, payable by the Landlord or the Superior Landlord or by reason of the receipt of any of the rents due under this lease or the Superior Lease.
11.2

If such rates, taxes or other impositions and outgoings are payable in respect of the Property together with other property (including another part of the Building), the Tenant shall pay a fair proportion of the total.

11.3

As soon as reasonably practicable after the date of this Lease the Tenant shall submit an application to have the Property separately assessed for non-domestic rates and to diligently pursue such application and keep the Landlord informed of its progress.

11.4

Other than such application to be made by the Tenant pursuant to clause 11.3 the Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord and the Superior Landlord.

11.5

If, after the end of the term, either the Landlord or the Superior Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord or the Superior Landlord, as appropriate, an amount equal to the relief or exemption that has been lost.

12	Utilities
12.1

The Tenant shall pay all costs, charges or expenses in connection with the supply and removal of electricity, gas, water, sewage, telecommunications and data and other services and utilities to or from the Property.

12.2	If any of those costs, charges or expenses are payable in relation to the Property together with other property, the Tenant shall pay a fair proportion of all those costs.
12.3	The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities.
13	VAT
13.1

All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

13.2

Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the

30

Landlord or other person, except to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.
14	Default interest and interest
14.1

If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on a daily basis for the period beginning on the due date and ending on the date of payment.

14.2

If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period beginning on the date the amount (or each part of it) became due and ending on the date it is accepted by the Landlord.

15	Costs
15.1

The Tenant shall pay the proper costs and expenses of the Landlord and those of the Superior Landlord including any solicitors’ or other professionals’ costs and expenses (incurred both during and after the end of the term) in connection with or in contemplation of any of the following:

15.1.1	the enforcement of the tenant covenants of this lease;
15.1.2

serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

15.1.3	serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995;
15.1.4	the preparation and service of a schedule of dilapidations in connection with this lease served during or no later than six months after the end of the term; or
15.1.5	any consent or approval applied for under:
(a)	this lease, whether or not it is granted; and
(b)	the Superior Lease, where the consent of the Superior Landlord is required under this Lease, whether or not it is granted.
15.2

Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

16	Set-off
16.1	The Annual Rent and all other amounts due under this lease shall be paid by the Tenant or any guarantor (as the case may be) in full without any set-off,

31

counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).
17	Registration of this lease
17.1

Promptly following the grant of this lease, the Tenant shall apply to register this lease at HM Land Registry. The Tenant shall use reasonable endeavours to ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. Within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title.

18	Assignments
18.1	The Tenant shall not assign the whole of this lease without the consent of:
18.1.1	the Landlord (such consent not to be unreasonably withheld or delayed}; and
18.1.2	the Superior Landlord in accordance with clause 18.3.
18.2	The Tenant shall not assign part only of this lease.
18.3	In respect of the consent of the Superior Landlord the Tenant must comply with the following:
18.3.1

The Tenant shall give to the Superior Landlord written notice (the Notice) of the Tenant's intention to assign this lease not less than 15 Working Days prior to the date of the proposed assignment. The Notice shall include full details of the name, registered office and business address for the proposed assignee, together with details of the property to be assigned, rent payable and any rent free period or other inducements to be allowed to the proposed assignee.

18.3.2	The Tenant shall provide promptly such further information regarding the identity and status of the proposed assignee as the Superior Landlord may reasonably require.
18.3.3

For so long as the Superior Landlord shall be a Crown Body it may within fifteen Working Days of receipt of the Notice serve written notice (the Counter Notice) on the Tenant objecting to the proposed assignment for one or more of the reasons listed in clause 44.10 provided always that any such Counter Notice shall be signed by an authorised signatory for the Superior Landlord.

18.3.4	If the Superior Landlord shall serve the Counter Notice the Tenant shall not assign this lease to the proposed assignee.
18.3.5

If the Superior Landlord shall not serve a Counter Notice then the consent of the Superior Landlord shall be deemed to have been obtained to the assignment proposed in the Notice Provided that if there is any variation to the details of the proposed assignment (including the details of the proposed assignee) then the Tenant must comply again with the provisions of this clause 18.3.

18.4

In respect of the consent of the Landlord, the Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

32

18.4.1	a condition that the assignor enters into an authorised guarantee agreement which:
(a)	is in respect of all the tenant covenants of this lease;
(b)

is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

(c)	imposes principal debtor liability on the assignor;
(d)	requires (in the event of a disclaimer of this lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and
(e)	is otherwise in a form reasonably required by the Landlord;
18.4.2

a condition that a person of standing acceptable to the Landlord acting reasonably enters into a guarantee and indemnity of the tenant covenants of this lease in the form set out in Schedule 1 (but with such amendments and additions as the Landlord may reasonably require).

18.5

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any of the following circumstances exist at the date of the Tenant's application for consent to assign this lease:

18.5.1	the Annual Rent or any other money due under this lease is outstanding or there is a material breach of covenant by the Tenant that has not been remedied; or
18.5.2	in the Landlord's reasonable opinion the assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants and conditions contained in this lease; or
18.5.3	the assignee and the Tenant are group companies within the meaning of section 42 of the LTA 1954;
18.5.4	the Tenant has not complied with clause 18.3;
18.5.5	the Superior Landlord has served a Counter Notice on the Tenant pursuant to clause 18.3.
18.6

Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

19	Underlettings
19.1	The Tenant shall not underlet the whole the Property except in accordance with this clause.
19.2	The Tenant shall not underlet part only of the Property.
19.3	The Tenant shall not sublet the whole of the Property without the consent of:
19.3.1	the Landlord (such consent not to be unreasonably withheld or delayed); and

33

19.3.2	the Superior Landlord in accordance with clause 19.4.
19.4	In respect of the consent of the Superior Landlord the Tenant must comply with the following:
19.4.1

The Tenant shall give to the Superior Landlord written notice (the Notice) of the Tenant's intention to grant a sublease not less than 15 Working Days prior to the date of the grant of the proposed sublease. The Notice shall include full details of the name, registered office and business address for the proposed subtenant, together with details of the property to be sublet, rent payable and any rent free period or other inducements to be allowed to the proposed subtenant.

19.4.2	The Tenant shall provide promptly such further information regarding the identity and status of the proposed subtenant as the Superior Landlord may reasonably require.
19.4.3

For so long as the Superior Landlord shall be a Crown Body it may within fifteen Working Days of receipt of the Notice serve written notice (the Counter Notice) on the Tenant objecting to the proposed sublease for one or more of the reasons listed in clause 44.10 provided always that any such Counter Notice shall be signed by an authorised signatory for the Superior Landlord.

19.4.4	If the Superior Landlord shall serve the Counter Notice the Tenant shall not grant the proposed sublease and the Superior Landlord shall be deemed to have refused its consent.
19.4.5

If the Superior Landlord shall not serve a Counter Notice then the consent of the Superior Landlord shall be deemed to have been obtained to the sublease proposed in the Notice Provided that if there is any variation to the details of the proposed sublease (including the details of the proposed subtenant) then the Tenant must comply again with the provisions of this clause 19.4.

19.5	The Tenant shall not underlet the Property:
19.5.1	together with any property or any right over property that is not included within this lease;
19.5.2	at a fine or premium or reverse premium; nor
19.5.3	allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting.
19.6	The Tenant shall not underlet the Property unless, before the underlease is granted, the Tenant has given the Landlord:
19.6.1	a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy to be created by the underlease; and
19.6.2	a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the LTA 1954.
19.7	Any underletting by the Tenant shall be by deed and shall include:

34

19.7.1	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease;
19.7.2

the reservation of a rent which is not less than the full open market rental value of the Property at the date the Property is underlet and which is payable at the same times as the Annual Rent under this lease;

19.7.3	provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date;
19.7.4

a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and the Superior Landlord and their respective successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease, except the covenants to pay the rents reserved by this lease;

19.7.5	provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease; and
19.7.6	provisions requiring the consent of the Superior Landlord to be obtained in respect of any matter for which the consent of the Superior Landlord is required under this lease and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld.

19.8	In relation to any underlease granted by the Tenant, the Tenant shall:
19.8.1

not vary the terms of the underlease without the consent of the Landlord such consent not to be unreasonably withheld or delayed and without limitation to any other reasons or grounds the Landlord and Tenant agree that the Landlord may withhold its consent where any proposed variation would be in breach of the Superior Lease and/or any regulations made by the Superior Landlord under the terms of the Superior Lease.

19.8.2	nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed;
19.8.3	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and
19.8.4	ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld or delayed.
20	Prohibition of other dealings and sharing occupation
20.1.1

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or assign, part with or share any of the benefits or burdens of this lease, or in any interest derived from it, whether by a virtual assignment or other similar arrangement or hold the lease on trust for any person (except pending registration

35

of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).
20.1.2

The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant for so long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

21	Registration and notification of dealings and occupation
21.1	In this clause a Transaction is:
21.1.1	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or
21.1.2	the making of any other arrangement for the occupation of the Property.
21.2

In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within one month of completion of the registration, the Tenant shall send the Landlord official copies of its title.

21.3	No later than 14 days after a Transaction the Tenant shall:
21.3.1	give notice of the Transaction to the Landlord's solicitors and to the Superior Landlord's solicitors;
21.3.2	deliver four certified copies of any document effecting the Transaction to the Landlord’s solicitors and to the Superior Landlord's solicitors;
21.3.3	pay the Landlord’s solicitors a registration fee of £50 (plus VAT) together with any charges payable to the Superior Landlord's solicitors in accordance with the terms of the Superior Lease; and
21.3.4	deliver to the Landlord's solicitors a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Transaction.
21.4

If the Landlord and/or Superior Landlord so requests, the Tenant shall promptly supply the Landlord and/or the Superior Landlord (as applicable) with full details of the occupiers of the Property (including the number of the employees or other persons employed or retained by the Tenant or any subtenant of the Property from time to time and the terms upon which they occupy it.

22	Closure of the registered title of this lease
22.1

Within one month after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. The Tenant shall keep the Landlord informed of the progress and completion of its application.

36

23	Repairs
23.1

The Tenant shall keep the Property clean and tidy and in good repair and condition and shall ensure that any Conducting Media within and exclusively serving the Property is kept in good working order PROVIDED THAT the Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Inherent Defect.

23.2	The Tenant shall keep the Nitrogen Gas Compound and Gas Store clean and tidy.
23.3	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk or an Uninsured Risk, unless and to the extent that:
23.3.1

the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant or its workers, contractors or agents or any person on the Property with the actual or implied authority of any of them.

23.4

The Tenant shall bear the whole expense of any repair to any part of the Building or the Estate or the Establishment made necessary by the act, negligence or default of the Tenant or its employees, agents, licensees or visitors except to the extent that the Landlord receives insurance monies in respect of such repair including (without prejudice to the generality of the foregoing) any damage or interference with any aerials and services of the Estate such costs to be paid to the Landlord (or if applicable) the Superior Landlord, within 5 Working Days of written demand.

24	Decoration
24.1	The Tenant shall decorate the inside of the Property as often as is reasonably necessary and also in the last three months before the end of the term (however it ends).
24.2

All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

24.3

All decoration carried out in the last three months of the term shall also be carried out to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord (acting reasonably).

25	Alterations and signs
25.1	The Tenant shall not make any structural alteration to the Property or the Gas Store.
25.2

The Tenant shall not make any non-structural alteration to the Property, the Nitrogen Gas Compound or the Gas Store without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

25.3

The Tenant shall not install or alter the route of any Conducting Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld or delayed, and of the Superior Landlord in accordance with the terms of the Superior Lease.

37

25.4

Save as provided in clause 3.1.14 of this lease, the Tenant shall not attach any sign, fascia, placard, board, poster or advertisement to the Property so as to be seen from the outside of the Building.

25.5	The Tenant shall allow the Landlord or the Superior Landlord to fix to and keep at the Property any sale or re-letting board as the Landlord or Superior Landlord reasonably requires.
25.6

The Tenant shall not carry out any alteration to the Property, other than those tenant’s works referred to in a licence dated 30th April 2018 between (1) Wiltshire Council and (2) Kalvista Pharmaceuticals Limited, which would, or may reasonably be expected to, have an adverse effect on the asset rating in any Energy Performance Certificate commissioned in respect of the Property.

26	Aerials
26.1

Within 28 days of receiving written notice from the Landlord or the Superior Landlord specifying the nature of the interference or affect, the Tenant must modify, alter or remove any Aerials that the Landlord or the Superior Landlord acting reasonably considers are causing interference to or are materially adversely affecting the telecommunications or computer or electronic systems installed within the Estate or the Establishment from time to time.

27	Returning the Property to the Landlord
27.1	At the end of the term the Tenant shall return the Property, the Nitrogen Gas Compound and the Gas Store to the Landlord in the repair and condition required by this lease.
27.2

Notwithstanding the generality of clause 27.1 above the Tenant shall only be required to return the Property in good repair and condition, decorated and with any floor coverings (if any) replaced (if reasonably required by the Landlord) and with all plant and Conducting Media exclusively serving the Property duly serviced and commissioned in accordance with this lease (provided always that the Tenant shall be permitted to remove any of its fixtures or plant, making good any damage caused to the Property by their removal to the Landlord’s reasonable satisfaction).

27.3	At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it.
27.4

The Tenant irrevocably appoints the Landlord and the Superior Landlord to be the Tenant’s agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten Working Days after the end of the term. Neither the Landlord nor the Superior Landlord shall be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord or the Superior Landlord in respect of any claim made by a third party in relation to that storage or disposal.

28	Use
28.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.
28.2	The Tenant shall not:

38

28.2.1

use the Gas Store for any purpose other than the storage of gas cylinders in accordance with relevant industry codes of practice and legislation including but not limited to the Carriage of Dangerous Goods and Use of Transportable Pressure Equipment Regulations 2004;

28.2.2	use or permit the Property, the Nitrogen Gas Compound or the Gas Store to be used for the keeping or storage of live or dead animals;
28.2.3

use the Property for any public or political meeting nor for any dangerous, noisy, noxious or offensive trade, business or occupation nor for any illegal or immoral purpose nor for residential or sleeping purposes;

28.2.4	conduct on the Property any gambling, betting or gaming and shall not play or use equipment or apparatus of any description in such a manner as to be audible outside of the Property;
28.2.5	hold any auction on the Property;
28.2.6

invite the public generally or a specified section of it to come to the Property except with the prior written consent of both the Landlord and the Superior Landlord such consent not to be unreasonably withheld or delayed where the Superior Landlord is satisfied that access by the public will not adversely affect the security of the Establishment or anyone or anything on or in them;

28.2.7

bring on to or keep on the Property anything which is likely to increase the risk of damage or destruction to the Establishment provided that anything properly and reasonably brought onto or kept on the Property in connection with the Permitted User shall not be a breach of this clause where the same is kept and used in a reasonable manner and in compliance with the requirements of all relevant competent authorities;

28.2.8

do or omit to do in relation to the Property, the Nitrogen Gas Compound or the Gas Store their use or occupation anything by reason of which the Landlord and/or Superior Landlord may incur any liability for costs, damages, compensation or other penalty whatsoever save that the use of the Property for the Permitted Use in full compliance with the terms of this Lease shall not be a breach of this clause;

28.2.9	park any vehicle of whatever description onto any part of the Estate or Establishment other than in any allocated parking spaces within the Car Park (if any);
28.2.10	obstruct or load and/or unload goods onto any part of the Estate or Establishment other than in designated loading bays within the Estate;
28.2.11

overload any Conducting Media or discharge into any Conducting Media any noxious or deleterious effluent, fluid or substance or any substance which might cause an obstruction, or which is likely to be or become a source of danger, or which might cause damage or injury to any person or be deleterious to health, or which is likely to harm the Property, the Nitrogen Gas Compound or Gas Store or any adjoining property including the Estate and the Establishment or any Conducting Media

28.3

The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Building, the Superior Landlord or any owner or occupier of neighbouring property.

39

28.4	The Tenant shall not overload any structural part of the Building nor any Conducting Media at or serving the Property.
28.5

For so long as the Superior Landlord or the Landlord shall be Crown Body the Tenant shall not object to or encourage, promote or support objections or representations made by or on behalf of any third party nor join with any other party to object to any planning application made by the Superior Landlord or the Landlord in respect of the Establishment.

28.6

The Tenant must comply with all applicable military byelaws, local standing orders, directions and security arrangements made by the Superior Landlord or the Landlord and (save in an emergency) notified to the Tenant in writing and relating to:

28.6.1	access to and egress from the Property, the Nitrogen Gas Compound or Gas Store whether over and along the Roadway or by any other route over the Establishment;
28.6.2	the laying, maintenance, repair, renewal or alteration of Conducting Media laid over, on or through the Establishment or the supply of Services through the Conducting Media;
28.6.3	the Security Measures;
28.6.4	issues of national security affecting the Establishment.
28.7	The Tenant shall not apply for any planning permission for the Property.
29	Management of the Building
29.1

The Tenant shall observe all reasonable regulations made by the Landlord from time to time in accordance with the principles of good estate management and notified to the Tenant relating to the use of the Common Parts and the management of the Building.

29.2	Nothing in this lease shall impose or be deemed to impose any restriction on the use by the Landlord of any other part of the Building or any neighbouring property.
30	Contamination
30.1	The Tenant shall not cause any Contamination or permit any Contamination other than (if any) the Excluded Contamination.
30.2	The Tenant shall:
30.2.1

obtain all necessary licences, permits, consents or approvals (“Permit”) from any competent authority lawfully required pursuant to Environmental Law for the presence or activities of the Tenant on the Property, the Nitrogen Gas Compound or Gas Store;

30.2.2	not less than ten (10) Working Days before making any application for a Permit submit a copy of the application to the Landlord and the Superior Landlord;
30.2.3	provide the Landlord and Superior Landlord promptly with a copy of any Permit granted pursuant to an application made under clause 30.2.2;

40

30.2.4	not implement any Permit if it contains conditions or provisions that will require the Superior Landlord or any owners or occupiers of the Property, the Nitrogen Gas Compound or Gas Store to;
(a)	carry out remedial or other works on the Property, the Nitrogen Gas Compound or Gas Store after the end of the Term; or
(b)	procure or obtain a release of conditions or provisions attaching to the Permit.
30.2.5	not implement any Permit before giving a copy of the same to the Landlord and the Superior Landlord.
30.3	The Tenant shall:-
30.3.1	notify the Landlord and the Superior Landlord as soon as practicable after the Tenant becomes aware of any:
(a)	breach or material non-compliance by it with Environmental Law in relation to the Property, the Nitrogen Gas Compound or Gas Store and/or the Permitted Use; or
(b)	Excluded Contamination.
30.3.2

provide the Landlord and the Superior Landlord promptly with full details of any Contamination of the Property caused by or arising from the Permitted Use together with copies of all subsequent notices, directions, reports, correspondence or other information concerning such incident of Contamination.

30.3.3

carry out all Contamination Works in respect of the Contamination of the Property promptly at the Tenant's sole expense and in accordance with the lawful requirements of all competent authorities and the reasonable requirements of the Landlord and the Superior Landlord.

30.4	Save for clause 30.3.1 the provisions of clauses 30.2 and 30.3 shall not apply to Excluded Contamination.
31	Excluded Contamination
31.1	In this clause the following definitions apply:
31.1.1	"Event" means the discovery of Excluded Contamination the subject of a Tenant's Notice (pursuant to clause 30.3.1(a)) or a Landlord Notice (pursuant to clause 31.3) as the case may be.
31.2	If a Landlord's Notice is served on the Tenant then the Landlord shall provide the Tenant with copies of any reports that it receives from the Superior Landlord in respect of the Event.
31.3

If the Landlord discovers, or is notified by either the Tenant or the Superior Landlord, that there is Excluded Contamination present on or under the Property, the Nitrogen Gas Compound or Gas Store then as soon as reasonably practicable it will serve notice on the Tenant notifying the Tenant of the presence of the Excluded Contamination.

41

31.4

The Tenant shall co-operate fully with the Landlord and the Superior Landlord (including allowing access to the Property, the Nitrogen Gas Compound or Gas Store) and where lawfully required the relevant competent authorities to facilitate the timely, efficient and cost effective:

31.4.1	investigation and monitoring of an Event including the carrying out of all enquiries, surveys, inspections, and assessments;
31.4.2	carrying out of the relevant Contamination Works.
31.5

If the Landlord or the Superior Landlord or any of their respective Personnel shall require the vacation of or access to and/or occupation of the Building or the access thereto for the purposes of carrying out Contamination Works so that the Property or any material part shall not be capable of occupation and use for the Permitted Use then notwithstanding any other provision contained in this Lease the Annual Rent (or a fair proportion as appropriate) shall cease to be payable from the date that the Property or the material part shall cease to be capable of occupation until the relevant Contamination Works affecting the use of the Property or the material part or the access thereto have been completed so that the Property or the material part is fit for occupation and use including where necessary a reasonable period of time to reinstate the fitting out of the Property or the material part to the same or similar state of fitting-out as existed immediately prior to the Contamination Works being carried out.

31.6	The proportion of the Annual Rent suspended and the period of the suspension pursuant to clause 31.5 shall be determined by the Surveyor.
31.7

If following an Event the Superior Landlord is lawfully precluded by a competent authority from commencing or completing the Contamination Works so that the Property is incapable of lawful occupation or use by the Tenant for the Permitted Use then the Tenant may at any time thereafter until it shall again be lawful for the Superior Landlord to commence or complete the relevant Contamination Works, carry out one of the following:

31.7.1	where the whole of the Property is incapable of lawful occupation or use for the Permitted Use the Tenant may give notice to the Landlord to determine this Lease; or
31.7.2	where only part of the Property is incapable of lawful occupation or use for the Permitted Use ("the Affected Part") to;
(a)

serve notice to determine this Lease in respect of the Affected Part only, and on service of such notice the Term is to cease absolutely in relation to that Affected Part only without prejudice to any rights or remedies that may have accrued to either party in respect of the Affected Part; or

(b)

serve notice to suspend the operation of the covenants on the part of the Tenant in this Lease (other than clause 18, clause 19, clause 20 and clause 21) in respect of an Affected Part until it shall again be lawful for the Tenant to occupy the same but to the extent only that any breach of the covenants on the part of the tenant in this Lease during the period of such suspension shall not be due to the acts, neglects or defaults of the Tenant or the Tenant's Personnel committed prior to service of such notice and Provided Further that:

42

(i)	neither the Tenant nor the Tennant's Personnel shall enter upon or occupy the Affected Part during the period of such suspension; and
(ii)	the period of such suspension shall cease on the date that it shall again be lawful for the Tenant to occupy the Affected Part for the Permitted Use.
31.8

If the Tenant serves a valid notice on the Landlord in accordance with clause 31.7.2(a) then as soon as reasonably practical following the partial determination of the Lease the Landlord and the Tenant shall enter into a deed of grant in such form as the Landlord and the Tenant shall agree (acting reasonably) granting and/or reserving (in so far as it shall be lawful to do so) such rights and easements over the remainder of the Estate or the Affected Part (as the case may be) as shall be required by the Landlord and/or the Tenant on the basis that such rights and easements shall relate only to access (including access for repairs, maintenance and inspection) or the use of Conducting Media for the supply of Utilities.

32	Compliance with laws
32.1	The Tenant shall comply with all Enactments relating to:
32.1.1	the Property, the Nitrogen Gas Compound and Gas Store and the occupation and use of the Property, the Nitrogen Gas Compound and Gas Store by the Tenant;
32.1.2

the use or operation of all Conducting Media and machinery and equipment at or serving the Property whether or not used or operated, and shall, where necessary, replace or convert such Conducting Media within or exclusively serving the Property so that it is capable of lawful use or operation;

32.1.3	any works carried out at the Property, the Nitrogen Gas Compound and Gas Store; and
32.1.4	all materials kept at or disposed from the Property, the Nitrogen Gas Compound and Gas Store.
32.2

Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any Enactment to be carried out at the Property, the Nitrogen Gas Compound and Gas Store whether by the owner or the occupier or that may be necessary to prevent any potential liability or claim under any Enactment.

32.3

Within five Working Days after receipt of any notice or other communication affecting the Property, the Nitrogen Gas Compound, Gas Store or the Estate (and whether or not served pursuant to any law) the Tenant shall:

32.3.1	send a copy of the relevant document to the Landlord; and
32.3.2

in so far as it relates to the Property, the Nitrogen Gas Compound or Gas Store take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

32.4

If the Tenant receives a notice, order or direction, or a proposal for one ("Notice") pursuant to an Enactment that is likely to materially adversely affect the interests of the Superior Landlord in the Estate and/or the Establishment the Tenant shall forthwith produce a copy of the Notice to the Landlord and the Superior Landlord

43

and shall at the request and cost of the Superior Landlord join with the Superior Landlord in making such objections or representations regarding the Notice as the Superior Landlord requires acting reasonably.

32.5

Where the Notice, lawfully requires works to be carried out, the Tenant shall, so far as the same apply to the Tenant and the relevant Enactment (if any) permits, also comply with the provisions of this Lease in relation to such works.

32.6

The Tenant shall comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file. The Tenant shall maintain the health and safety file for the Property, the Nitrogen Gas Compound and Gas Store in accordance with the CDM Regulations and shall give it to the Landlord at the end of the term.

32.7	The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with its obligations under the CDM Regulations.
32.8

As soon as the Tenant becomes aware of any defect in the Property, the Nitrogen Gas Compound and Gas Store it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

32.9

The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord or the Superior Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

32.10

Nothing in this clause shall require the Tenant to carry out any Contamination Works in respect of any Excluded Contamination and nor will the Tenant be in breach of this clause due to the presence of any Excluded Contamination.

33	Energy performance certificates
33.1	The Tenant shall:
33.1.1

cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property or the Building including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate; and

33.1.2

allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and/or Recommendation Report for the Property or the Building.

33.2	The Tenant shall not commission an Energy Performance Certificate for the Property without the Landlord's consent such consent not to be unreasonably withheld.

44

34	Encroachments, obstructions and acquisition of rights
34.1	The Tenant shall not grant any right or licence over the Property, the Nitrogen Gas Compound and Gas Store to a third party.
34.2

If a third party makes or attempts to make any encroachment over the Property, the Nitrogen Gas Compound and Gas Store or takes any action by which a right may be acquired over the Property, the Nitrogen Gas Compound and Gas Store the Tenant shall:

34.2.1	immediately inform the Landlord and shall give the Landlord notice of that encroachment or action; and
34.2.2	take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action.
34.3

The Tenant shall not obstruct the flow of light or air to the Property or any other part of the Building nor obstruct any means of access to the Property, the Nitrogen Gas Compound and Gas Store or any other part of the Building.

34.4

The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Building or that the means of access to the Property or any other part of the Building is enjoyed with the consent of any third party.

34.5

If any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property, , the Nitrogen Gas Compound and Gas Store the Tenant shall:

34.5.1	as soon as reasonably practicable inform the Landlord and shall give the Landlord notice of that action; and
34.5.2	take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction.
35	Breach of repair and maintenance obligations
35.1

The Landlord and the Superior Landlord may enter the Property, the Nitrogen Gas Compound and Gas Store to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property, the Nitrogen Gas Compound and Gas Store. The Landlord’s right of entry in this clause 35.1 is exercisable at reasonable times and on giving reasonable prior written notice (except in case of emergency when no notice is required).

35.2

If the Tenant has not begun any works needed to remedy that breach within 3 weeks following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord or the Superior Landlord may enter the Property, the Nitrogen Gas Compound and Gas Store and carry out the works needed.

35.3

The costs incurred by the Landlord or Superior Landlord (as applicable) in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord or Superior Landlord (as applicable) and payable on demand.

45

35.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord’s other rights, including those under clause 40.
36	Indemnity
36.1

The Tenant shall keep the Superior Landlord and the Landlord indemnified against all expenses, costs, claims, damage and loss (including in respect of the Landlord any diminution in the value of the Landlord’s interest in the Estate and loss of amenity of the Estate and including in respect of the Superior Landlord  any diminution in the value of the Superior Landlord's interest in the Establishment and loss of amenity of the Establishment) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant or its workers, contractors or agents or any other person on the Property, the Nitrogen Gas Compound, Gas Store or the Estate or the Establishment with the actual or implied authority of any of them.

36.2

If the Superior Landlord or the Landlord is a Crown Body the Superior Landlord or the Landlord (as applicable) shall be at liberty to settle as the Superior Landlord or the Landlord (as applicable) may reasonably think fit (after consultation with the Tenant) any actions, proceedings, costs, claims, demands and liabilities under clause 36.1 by payment of such sum or sums as (in the Superior Landlord or the Landlord's (as applicable) discretion) the Superior Landlord or the Landlord (as applicable) may consider reasonable Provided that the Tenant shall not be required to pay by way of indemnity any sum greater than that which would be reasonably payable in settlement having regard to the circumstances of the case (it being agreed that an amount ascertainable under any statute, order, regulation, instruction, warrant or other Government provision is a sum reasonably so payable) and in particular where the payment is legally enforceable (for the damages which might be recoverable at common law).

36.3

The Superior Landlord or the Landlord (as applicable) may at its discretion after giving reasonable notice in writing to the Tenant (and the Tenant not objecting in writing thereto within fifteen (15) Working Days after the service of such notice)

37	Covenant with the Superior Landlord
37.1	The Tenant covenants with the Superior Landlord and its successors in title in their own right to observe and perform the tenant covenants in this lease and any document that is collateral to it.
38	Landlord's covenants
38.1

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

38.2

Subject to the Tenant paying the rents reserved by this lease and observing the tenant's covenants, the Landlord shall pay the rents reserved by the Superior Lease and perform the covenants on the part of the tenant contained in the Superior Lease so far as the Tenant is not liable for such performance under the terms of this lease.

38.3

At the reasonable request of the Tenant and subject to the Tenant paying the reasonable and proper costs of the Landlord reasonably and properly incurred, the Landlord shall use all reasonable endeavours to procure that the Superior Landlord

46

complies with the Superior Landlord's Covenants during such period as the Superior Lease subsists and, if reasonable, the Landlord may require that the Tenant pay it reasonable security in advance in respect of anticipated costs for enforcing such compliance.

38.4	The Landlord shall, if reasonably requested by the Tenant to do so and where it is in the interests of good estate management, enforce the covenants of the other tenants in the Building.
38.5	The Landlord shall, at its own cost and as soon as reasonably practicable, repair and remedy any disrepair as a result of an Inherent Defect.
39	Guarantee and indemnity
39.1	The provisions of Schedule 1 apply.
39.2

If an Act of Insolvency occurs in relation to a guarantor, or if any guarantor (being an individual) dies or becomes incapable of managing his affairs the Tenant shall, if the Landlord requests, procure that a person of standing acceptable to the Landlord, within 21 days of that request, enters into a replacement or additional guarantee and indemnity of the tenant covenants of this lease in the same form as that entered into by the former guarantor.

39.3	Clause 39.2 shall not apply in the case of a person who is guarantor by reason of having entered into an authorised guarantee agreement.
39.4

For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that that guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this lease.

40	Re-entry and forfeiture
40.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:
40.1.1	the Annual Rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;
40.1.2

any rents (other than the Annual Rent) are unpaid 21 days after becoming due provided that and for the avoidance of doubt such rents (other than the Annual Rent) shall not become ‘due’ until properly demanded with an invoice addressed to the Tenant;

40.1.3	any material breach of any condition of, or tenant covenant in, this lease; and
40.1.4	an Act of Insolvency.
40.2

If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

40.3	In this clause a material breach means a breach (including an anticipatory breach) which is not minimal or trivial in its consequences to the Landlord. In deciding

47

whether any breach is material no regard shall be had to whether it occurs by some accident, mishap, mistake or misunderstanding.
41	Joint and several liability
41.1

Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

41.2

Where a guarantor comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of a guarantor arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

41.3

The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the failure and the Landlord has not remedied the failure within a reasonable time of service of that notice.

42	Disputes under the Superior Lease
42.1

Notwithstanding the other terms of this lease, if any dispute, issue, question or matter arising out of or under or relating to the Superior Lease also affects or relates to the provisions of this lease, the determination of that dispute, issue, question or matter pursuant to the provisions of the Superior Lease is to be binding on the Tenant as well as the Landlord for the purposes both of the Superior Lease and this lease provided that this provision is not to apply to the provisions for the review of rent payable under this lease.

43	Entire agreement
43.1

This lease and the documents annexed to it constitute the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter.

43.2

Each party acknowledges that in entering into this lease and any documents annexed to it, it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those contained in any written replies that the solicitors acting for Wiltshire Council has given to any written enquiries raised by MOORE BLATCH SOLICITORS (reference: LYA/BZC) before the date of this lease.

43.3

Nothing in this lease constitutes or shall constitute a representation or warranty that the Property, the Nitrogen Gas Compound, Gas Store or the Common Parts may lawfully be used for any purpose allowed by this lease.

43.4	Nothing in this clause shall limit or exclude any liability for fraud.

48

44	Notices, consents and approvals
44.1	Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease (including any obligation to notify) shall be:
44.1.1	in writing and for the purposes of this clause an email is not in writing; and
44.1.2	given:
(a)	by hand or by pre-paid first-class post or other next Working Day delivery service at:
(i)	the party's registered office address (if the party is a company); or (if the party is not a company) at the party's principal place of business; or
(ii)	(in the case of the Tenant only) the Property;
(iii)

During any time when the Landlord is Wiltshire Council the address for service of the Landlord is the Solicitor to the Council, Wiltshire Council Legal Services, County Hall, Bythesea Road, Trowbridge, Wiltshire BA14 8JN or such other address in England and Wales as the Landlord may from time to time notify to the Tenant in writing;

(iv)

During any time when the Superior Landlord then the address for service of the Superior Landlord is the Secretary of State for Defence, Head of Estates, Building 106, DSTL Porton Down, Salisbury, Wiltshire, SP4 0JQ  or such other address in England and Wales as the Superior Landlord may from time to time notify in writing (and the Tenant shall be deemed to be notified of any change in address if the Landlord informs the Tenant of any notification of change of address that it has been provided by the Superior Landlord in writing).

44.2	If a notice complies with clause 44.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received:
44.2.1	if delivered by hand, at the time the notice is left at the proper address;
44.2.2	if sent by pre-paid first-class post or other next Working Day delivery service, on the second Working Day after posting.
44.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
44.4	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.
44.5	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:
44.5.1	it is given in writing and signed by the Landlord or a person duly authorised on its behalf; and

49

44.5.2	it expressly states that the Landlord waives the requirement for a deed in that particular case.

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

44.6	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:
44.6.1	the approval is being given in a case of emergency; or
44.6.2	this lease expressly states that the approval need not be in writing.
44.7

If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

44.8

Where the consent of the Superior Landlord is required under this lease, a consent shall only be valid if it would be valid as a consent given under the Superior Lease. Where the approval of the Superior Landlord is required under this lease, an approval shall only be valid if it would be valid as an approval given under the Superior Lease.

44.9

Where the Tenant requires the consent or approval of the Superior Landlord to any act or omission then, subject to the provisions of clause 1.10, the Landlord shall at the cost of the Tenant use its reasonable endeavours to obtain that consent or approval.

44.10	Consent of the Superior Landlord
44.10.1

For so long as the Superior Landlord shall be a Crown Body then whenever the consent or approval of the Superior Landlord shall be required pursuant to the terms of this Lease and such consent is not to be unreasonably withheld then it shall be deemed to be reasonable for the Superior Landlord to refuse consent on the grounds:

(a)	of National security:
(b)	the security of that part of the Establishment operated by or on behalf of the Superior Landlord for the purpose of uses similar to the Permitted User;
44.10.2	Refusal of consent pursuant to clause 44.10.1 shall be signed by an authorised signatory on behalf of the Superior Landlord.
45	Exemption
45.1

For so long as the Superior Landlord shall be a Crown Body or the Landlord shall be a Public Body nothing contained in the Lease shall be construed or be deemed to have or take effect to restrict in any way or otherwise prejudicially affect the application or exercise either by the Superior Landlord of any Crown privilege or exemption enjoyed by the Superior Landlord or by the Landlord of any statutory function exercisable by the Landlord

50

46	Governing law
46.1

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

47	Jurisdiction
47.1

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

48	Exclusion of sections 24-28 of the LTA 1954
48.1	The parties confirm that:
48.1.1

the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, not less than 14 days before the Agreement for Lease dated                          2018 between (1) Wiltshire Council and (2) Kalvista Pharmaceuticals Limited was entered into; and

48.1.2	Christopher Martin Yea who was duly authorised by the Tenant to do so made a declaration dated 23rd March 2018 in accordance with the requirements of section 38A(3)(b) of the LTA 1954 .
48.2	The parties agree that the provisions of sections 24 to 28 of the LTA 1954 are excluded in relation to the tenancy created by this lease.
49	Contracts (Rights of Third Parties) Act 1999

Save for the Superior Landlord, a person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

50	Local authority landlord's capacity and powers
50.1

The Landlord enters into this agreement for lease solely in its capacity as a landlord in respect of the Property, the Nitrogen Gas Compound and Gas Store and not in any other capacity. Nothing in this agreement for lease shall restrict the Landlord's powers or rights as a local authority, local planning authority or statutory body to perform any of its statutory functions.

51	Break Clause
51.1	In this Clause the following expressions have the following meanings
51.1.1	Break Date: any date on or after 30th April 2021 which may be specified in a Break Notice.
51.1.2	Break Notice: written notice to terminate this lease on the Break Date specifying the Break Date.
51.2	The Tenant may terminate this lease by serving a Break Notice on the Landlord at least 12 (twelve) months before the relevant Break Date.

51

51.3	Following service of a Break Notice this lease shall terminate on the Break Date.
51.4	Termination of this lease on the Break Date shall not affect any other right or remedy that either party may have in relation to any earlier breach of this lease.
51.5	If this lease terminates in accordance with clause 51.3 then:
51.5.1

within 14 days after the Break Date, the Landlord shall refund to the Tenant the proportion of the Annual Rent, and any VAT paid in respect of it, for the period from and excluding the Break Date up to and excluding the next Rent Payment Date, calculated on a daily basis; and

51.5.2

within 14 days after the end of the Service Charge Year, the Landlord shall refund to the Tenant the proportion of the Service Charge and any VAT paid in respect of it, for the period from and excluding the relevant Break Date up to and excluding the next Rent Payment Date, calculated on a daily basis Provided that the refund (if any) shall be calculated on the actual Service Charge for the relevant Service Charge Year following the reconciliation of the estimated Service Charge and the actual Service Charge for the relevant Service Charge Year Provided Further that no refund shall be made in respect of any Service Charge paid pursuant to clause 8.2.13.

This lease has been entered into on the date stated at the beginning of it.

52

Schedule 1	Guarantee and indemnity
1	Guarantee and indemnity
1.1	The Guarantor guarantees to the Landlord that the Tenant shall:
(a)

pay the rents reserved by this lease and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them; and

(b)

observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the Authorised Guarantee Agreement) and that if the Tenant fails to do so, the Guarantor shall observe and perform those obligations.

1.2

The Guarantor covenants with the Landlord principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under paragraph 1.1 to indemnify and keep indemnified the Landlord against any failure by the Tenant:

(a)	to pay any of the rents reserved by this lease or any failure to observe or perform any of the tenant covenants of this lease; or
(b)	to observe or perform any of the obligations the Tenant enters into in the Authorised Guarantee Agreement.
2	Guarantor’s liability
2.1

The liability of the Guarantor under paragraph 1.1(a) and paragraph 1.21.2(b)(a) shall continue until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the Landlord and Tenant (Covenants) Act 1995, if earlier.

2.2	The liability of the Guarantor shall not be reduced, discharged or otherwise adversely affected by:
(a)	any time or indulgence granted by the Landlord to the Tenant; or
(b)

any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant's obligations under the Authorised Guarantee Agreement) or in making any demand in respect of any of them; or

(c)

any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property; or

(d)

the Landlord exercising any right or remedy against the Tenant for any failure to pay the rents reserved by this lease or to observe or perform the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement); or

(e)

the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant’s liability to pay the rents reserved by this lease or observe and

53

perform the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) including the release of any such security; or
(f)	a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; or
(g)

any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or any unenforceability of any of them against the Tenant; or

(h)

the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or

(i)	without prejudice to paragraph 4, the disclaimer of the Tenant's liability under this lease or the forfeiture of this lease; or
(j)

the surrender of the lease in respect of  part only of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or

by any other act or omission except an express written release under seal of the Guarantor by the Landlord.

2.3	The liability of each of the persons making up the Guarantor is joint and several.
2.4	Any sum payable by the Guarantor shall be paid without any deduction, set-off or counter-claim against the Landlord or the Tenant.
3	Variations and supplemental documents
3.1

The Guarantor shall, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the Authorised Guarantee Agreement).

3.2

The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this Lease (or the Tenant's obligations under the Authorised Guarantee Agreement) whether or not:

(a)	the variation is material or prejudicial to the Guarantor; or
(b)	the variation is made in any document; or
(c)	the Guarantor has consented, in writing or otherwise, to the variation.
3.3

The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease (and the Tenant's obligations under the Authorised Guarantee Agreement) as varied except to the extent that the liability of the Guarantor is affected by section 18 of the Landlord and Tenant (Covenants) Act 1995.

54

4	Guarantor to take a new lease or make payment
4.1

If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than six months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor shall enter into a new lease of the Property, the Nitrogen Gas Compound and Gas Store on the terms set out in paragraph 4.2.

4.2	The rights and obligations under the new lease shall take effect beginning on the date of the forfeiture or disclaimer and the new lease shall:
(a)

be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;

(b)	be for a term that expires at the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer;
(c)

reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease at the date of the forfeiture or disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it (subject to paragraph 5) and which is subject to review on the same terms and dates provided by this lease; and

(d)	be excluded from sections 24 to 28 of the LTA 1954; and
(e)	otherwise be on the same terms as this lease (as varied if there has been any variation).
4.3

The Guarantor shall pay the Landlord’s solicitors’ costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and shall execute and deliver to the Landlord a counterpart of the new lease within one month after service of the Landlord’s notice.

4.4

The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights which the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

4.5

The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to months Annual Rent and the Guarantor shall pay that amount on demand.

5	Rent at the date of forfeiture or disclaimer
5.1	If at the date of the forfeiture or disclaimer there is a rent review pending under this lease, then the initial annual rent to be reserved by the new lease shall be the greater of:
(a)

the Annual Rent previously payable (or which would have been payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) under the lease prior to forfeiture or disclaimer; and

55

(b)	the open market rent of the Property at the relevant Review Date, as determined by the Landlord and agreed by the Superior Landlord before the grant of the new lease.
6	Payments in gross and restrictions on the Guarantor
6.1

Any payment or dividend that the Landlord receives from the Tenant (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

6.2

The Guarantor shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord.

6.3

The Guarantor shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

7	Other securities
7.1

The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

7.2

This guarantee and indemnity is in addition to and independent of any other security that the Landlord may from time to time hold the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the rents reserved by this lease and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security.

7.3

The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the rents reserved by this lease or to observe and perform the tenant covenants of this lease.

56

EXECUTED as a DEED by)

affixing the Common Seal)

of WILTSHIRE COUNCIL)

in the presence of:)

)

EXECUTED as a DEED by)

KALVISTA PHARMACEUTICALS LIMITED)

acting by)……………………………

, a director, in the presence of: -)

)

……………………………

witness signature

……………………………

witness name

……………………………

……………………………

……………………………

witness address

57

58